EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Forms S-8 (File No. 333-22047 and File No. 333-90562) of P&F Industries, Inc. of our report dated March 29, 2019 on our audits of the consolidated financial statements of P&F Industries, Inc. and Subsidiaries as of December 31, 2018 and 2017, and for the years then ended included in the 2018 Annual Report of P&F Industries, Inc. on Form 10-K.

/s/ CohnReznick LLP
Jericho, New York
March 29, 2019